EXHIBIT 99.1



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CONTACT:  Gregory J. Witherspoon
          Aames Financial Corporation
          (213) 351-6100

          Cecilia A. Wilkinson/Roger S. Pondel
          Pondel Parsons & Wilkinson
          (310) 207-9300

                                                  FOR IMMEDIATE RELEASE

                    AAMES REPORTS CONTINUED STRENGTH IN
                 THIRD QUARTER REVENUE AND EARNINGS GROWTH
                 -- EARNINGS PER SHARE RISE 55 PERCENT --

     Los Angeles, California -- April 30, 1997 -- Aames Financial
Corporation (NYSE:AAM) today reported that total revenue and net income for its third fiscal quarter more than doubled over the same period a year ago.

     Total revenue for the quarter reached $84.1 million, more than double the revenue in the third fiscal quarter last year of $40.6 million.

     For the three months ended March 31, 1997, Aames said net income rose to $17.6 million, up from $8.6 million in last year's third quarter. On a fully diluted basis, with 34 percent more weighted shares outstanding, earnings per share advanced 55 percent to $0.51 compared with $0.33 a year ago.

     In the third quarter of fiscal 1997, the company adopted Statement of Financial Accounting Standards No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities" (FAS
125). The adoption of FAS 125 did not have a material effect on the results of operations for the third quarter of fiscal 1997. FAS 125 requires the company to recognize separately from gain on sale of loans a new revenue item called net unrealized gain on valuation of interest only strips. The amount recognized was $5.1 million relating to loans sold during the third quarter and was offset by a corresponding decrease in the gain on sale of loans. FAS 125 also required certain reclassifications of the company's financial statements.

     Total revenue for the nine-month period ended March 31, 1997 increased 143 percent to $240 million compared with $98.6 million a year earlier.

     For the first nine months of the 1997 fiscal year, Aames reported net income of $31.2 million, including an $18.6 million non-recurring aftertax charge ($28.1 million on a pretax basis) taken in the first fiscal quarter that primarily related to its merger with One Stop Mortgage, Inc., acquired in August 1996. Net income for the first nine months of fiscal 1996 totaled $21.5 million. Prior to non-recurring charges,


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earnings per share for the current nine-month period totaled $1.44.  After giving effect to the charge, earnings per share (on greater weighted average shares outstanding) rose to $0.93 per share on a fully diluted basis, up from $0.85 a year ago.

     The company recorded a lower gain on sale, resulting from the greater amount of higher credit grade loans originated during the 1997 quarter and the lower average interest rate on those loans, which was the primary reason for a decrease in net income of $700,000 compared to the December 31, 1996 quarter. In addition, loan loss reserves increased because of the increase in the size of the company's securitizations during the 1997 quarter.

     Gary K. Judis, chairman and chief executive officer, said, "Aames' solid performance this quarter underscores the strength of our core operations. We continue to recognize the benefits of our acquisition of One Stop early in the fiscal year, our ongoing nationwide retail expansion program and the growth of our servicing portfolio. The decline in the spread from the previous quarter primarily reflects the increase in production of higher credit quality loans."

     In response to the changing environment in the sub-prime mortgage market and the general uncertainties in the capital markets (in which the company has historically funded its negative cash flow), the company is reviewing its pricing levels for all third party originated product. Although, as previously disclosed, this change may have an adverse impact on earnings, it will strengthen the company in the long run by improving the company's cash flow and overall financial position. This change also highlights the value of the company's core operations -- its retail and broker production channels and its loan servicing capability. Retail originations increased 152 percent and 112 percent while One Stop's originations increased 50 percent and 153 percent for the quarter and nine months, respectively.

     "This company has enjoyed a tradition of responding prudently, but decisively to changes in market conditions," Judis said. "This company intends to continue to be an industry leader and will make the operational changes necessary to maintain that leadership position."

     During the third quarter, Aames completed the securitization and sale of $633 million of home equity mortgage loans through an owner trust secured by $418 million of adjustable rate mortgage loans and a REMIC trust backed by $215 million of fixed rate mortgages.

     Loan origination volume in the quarter totaled $597 million, a 77 percent increase over $337 million a year ago. The current third quarter's volume represented a slight decline from origination volume of $616 million in the immediately preceding quarter due to what management believes are seasonal variations in loan production. Correspondent volume represented $298 million in the third fiscal quarter. One Stop contributed $177 million to third quarter volume, and retail volume represented $122 million of the quarter's total.


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     At March 31, 1997, Aames' loan servicing portfolio totaled $2.8 billion, a 160 percent increase from $1.1 billion at March 31, 1996.

     From time to time, the company may publish forward-looking statements relating to such matters as anticipated financial performance, business prospects and similar matters. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. In order to comply with the terms of the safe harbor, the company notes that a variety of factors could cause the company's actual results and experience to differ materially from the anticipated results or other expectations expressed in the company's forward-looking statements. The risks and uncertainties that may affect the operations, performance and results of the company's business include the following: negative cash flows and capital needs, delinquencies, risks of contracted servicing, dependence on funding sources, capitalized excess servicing receivable, recent addition of wholesale correspondent program, recent acquisition of One Stop, concentration of wholesale correspondent program, competition, concentration of operations, timing of loan sales, economic conditions, contingent risks, and government regulation. For a more complete discussion of these risks and uncertainties, see "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations -- Risk Factors" in the company's form 10-K for the fiscal year ended June 30, 1996.

     Aames Financial Corporation is a leading home equity lender and currently operates 51 Aames Home Loan offices in 23 states throughout the United States. Its wholly owned subsidiary, One Stop Mortgage, Inc., operates in 31 states out of 35 offices.

                                 #   #   #


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
                                           AAMES FINANCIAL CORPORATION AND SUBSIDIARIES
                                                 CONSOLIDATED STATEMENTS OF INCOME
                                                            (Unaudited)
                                               (In thousands except per share data)
                                                                          Three Months Ended,             Nine Months Ended,
                                                                               March 31,                       March 31,
                                                                        ---------------------         ------------------------
                                                                           1997         1996              1997          1996
                                                                        ---------------------         ------------------------
<S)
Revenue:
     Gain on sale of loans 1                                            $53,052      $26,589            $166,212       $60,528
     Net unrealized gain on
        valuation of interest only strip 1                                5,103           --               5,103            --
     Commissions                                                          7,586        4,939              23,173        15,668
     Loan service                                                         8,769        5,372              18,831        13,172
     Fees and other                                                       9,570        3,703              26,430         9,234
                                                                       --------     --------            --------      --------
        Total Revenue                                                   110,005       54,617             239,749       136,676
                                                                       --------     --------            --------      --------

Expenses:
     Compensation and related
        expenses                                                         22,250       10,676              61,283        27,254
     Sales and advertising costs                                          6,566        5,171              20,800        12,789
     General and administrative
        expenses                                                          8,082        4,778              22,799        10,532
     Interest expense                                                     8,364        3,014              23,551         6,298
     Provision for loan losses                                            8,509        2,141              25,441         4,959
     Nonrecurring charges                                                    --           --              28,108            --
                                                                       --------     --------            --------      --------
        Total expenses                                                   53,771       25,780             181,982        61,832
                                                                       --------     --------            --------      --------

Income before income taxes                                               30,309       14,823              57,767        36,770
Provision for income taxes                                               12,734        6,259              26,542        15,259
                                                                       --------     --------            --------      --------
Net Income                                                              $17,575       $8,564             $31,225       $21,511
                                                                       ========     ========            ========      ========

Net income per share
     Primary                                                           $   0.58      $  0.34             $  1.03       $  0.86
                                                                       ========     ========            ========      ========
     Fully Diluted                                                     $   0.51      $  0.33             $  0.93       $  0.85
                                                                       ========     ========            ========      ========
     Prior to nonrecurring charges                                                                       $  1.44
                                                                                                        ========
     Dividends                                                         $   0.03      $  0.03             $  0.10       $  0.10
                                                                       ========     ========            ========      ========
Weighted average number
     of shares outstanding
     Primary                                                         30,337,000   25,108,000          30,405,000    24,962,000
                                                                     ==========   ==========          ==========    ==========
     Fully diluted                                                   36,498,000   27,162,000          36,565,000    25,648,000
                                                                     ==========   ==========          ==========    ==========

1 Reflects implementation of FAS 125.


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
                                           AAMES FINANCIAL CORPORATION AND SUBSIDIARIES
                                                   CONSOLIDATED BALANCE SHEETS
                                                            (Unaudited)
                                                          (In thousands)

                                                                      March 31,     June 30,
                                                                         1997        1996
                                                                      ---------    ---------
ASSETS

Cash and cash equivalents                                              $150,151    $  23,941
Loans held for sale, at cost which approximates market                  106,846      186,189
Interest only strip, at fair market value 1                             281,965      129,113
Accounts receivable, less allowance for doubtful
     accounts of $664,000 and $473,000                                   38,219        9,685
Mortgage servicing rights                                                19,559       10,902
Residual assets                                                          93,140       44,676
Equipment and improvements, net                                          10,673        6,674
Prepaid and other                                                        19,063       10,295
                                                                      ---------     ---------
     Total assets                                                      $719,616     $421,475
                                                                      =========     =========

LIABILITIES AND STOCKHOLDERS' EQUITY

Borrowings                                                             $288,000     $138,045
Revolving warehouse facility                                             75,000      112,363
Accounts payable and accrued expenses                                    22,518       11,380
Accrued compensation and related expenses                                 6,793        4,427
Income taxes payable                                                     45,180       21,831
                                                                      ---------     ---------
     Total liabilities                                                  437,491     $288,046
                                                                      =========     =========

Stockholders' equity:
     Preferred stock, par value $.001 per share,
        1,000,000 shares authorized; none outstanding
     Common stock, par value $.001 per share,
        50,000,000 shares authorized; 27,677,300
        and 23,845,300 shares outstanding                                    28           24
Additional paid-in capital                                              208,107       88,134
Retained earnings                                                        73,990       45,271
                                                                      ---------     ---------
     Total stockholders' equity                                         282,125      133,429
                                                                      ---------     ---------
     Total liabilities and stockholders' equity                        $719,616    $421,4751
                                                                      =========     =========

Reflects implementation of FAS 125.


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
                                                   AAMES FINANCIAL CORPORATION
                                                  QUARTERLY FINANCIAL STATISTICS
                                                 (In thousands except percentages)

                                                                        Three Months Ended,              Nine Months Ended,
                                                                     March 1997   March 1996          March 1997    March 1996
                                                                     ----------   ----------          ----------    ----------
<S)

ORIGINATION VOLUME
Wholesale correspondent                                              $  297,640   $  170,664          $  885,863     $ 388,267
Broker network                                                          177,587      118,333             508,189       201,061
Retail                                                                  121,594       48,339             315,235       148,641
                                                                     ----------   ----------          ----------     ---------
Total                                                                   596,821      337,336           1,709,287       737,969
                                                                     ==========   ==========          ==========     =========
Retail weighted average commission rate                                   4.46%        7.06%               5.02%         8.27%

SERVICING PORTFOLIO                                                                                    2,762,411     1,060,532

POOL SALES
Loans sold                                                              633,146      319,771           1,762,674       688,660
Servicing spread on securitizations                                       3.91%        5.08%               4.23%         4.91%

EXPENSES AS PERCENTAGE OF REVENUE
Compensation                                                                26%          26%                 26%           28%
Sales and advertising                                                        8%          13%                  9%           13%
General and administrative                                                  10%          12%                 10%           11%
Interest                                                                    10%           7%                 10%            6%

COMPONENTS OF REVENUE
Gain on sale of loans 1                                                 $53,052      $26,589            $166,212        60,528
Net unrealized gain on valuation
     of interest only strip, at fair market value 1                       5,103           --               5,103            --
Commissions:
     Retail                                                               5,760        3,481              16,419        12,236
     Broker network                                                       1,145          725               4,387         1,238
     Other                                                                  681          733               2,367         2,194
Loan Service
     Servicing spread                                                     5,898        3,959              12,445         9,382
     Prepayment fees                                                      1,678          798               3,898         2,138
     Late charges and other service fees                                  1,193          615               2,488         1,652
Fees and other:
     Closing                                                                613          516               2,149         1,733
     Appraisal                                                              477          274               1,406           791
     Underwriting                                                           211          308               1,159         1,120
     Interest income                                                      8,105        2,443              21,149         4,993
     Other                                                                  164          162                 567           597
                                                                     ----------   ----------          ----------     ---------
     Total Revenue                                                      $84,080      $40,603            $239,749      $ 98,602
                                                                     ==========   ==========          ==========     =========

1 Reflects implementation of FAS 125.